Exhibit 99.1

Sabine Royalty Trust

SABINE ROYALTY TRUST DECLARES
MONTHLY CASH DISTRIBUTION FOR OCTOBER

     Dallas, Texas, October 5, 2004 – Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE – SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.26336 per unit, payable on October 29, 2004, to unit holders of record on October 15, 2004.

     Due to the timing of the end of the month of September, approximately $141,000 of revenue received will be posted in the following month of October in addition to normal receipts during October. This distribution reflects primarily the oil production for July 2004 and the gas production for June 2004. Preliminary production volumes are approximately 33,000 barrels of oil and 449,000 mcf of gas. Preliminary prices are approximately $38.96 per barrel of oil and $4.86 per mcf of gas.

     For more information, including the latest financial reports on Sabine Royalty Trust, please visit our website at http://www.sbr-sabineroyalty.com/.

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Contact:	Ron E. Hooper
Senior Vice President
Bank of America, N.A.
Toll Free – 800.365.6541